Exhibit 10.7

ELEVENTH AMENDMENT
TO
MASTER REPURCHASE AGREEMENT

ELEVENTH AMENDMENT, dated as of June 20, 2014 (the “Amendment”), to the Master Repurchase Agreement dated as of December 3, 2010, as amended by that certain First Amendment to Master Repurchase Agreement dated as of April 8, 2011, as further amended by that certain Second Amendment to Master Repurchase Agreement dated as of June 30, 2011, as further amended by that certain Third Amendment to Master Repurchase Agreement dated as of April 13, 2012, as further amended by that certain letter dated April 27, 2012, as further amended by that certain Fourth Amendment to Master Repurchase Agreement dated as of June 29, 2012, as further amended by that certain Fifth Amendment to Master Repurchase Agreement dated as of October 26, 2012, as further amended by that certain Sixth Amendment to Master Repurchase Agreement dated as of February 8, 2013, as further amended by that certain Seventh Amendment to Master Repurchase Agreement dated as of June 21, 2013, as further amended by that certain Eighth Amendment to Master Repurchase Agreement dated as of September 3, 2013, as further amended by that certain Ninth Amendment to Master Repurchase Agreement dated as of November 14, 2013, as further amended by that certain letter dated February 28, 2014, and as further amended by that certain Tenth Amendment to Master Repurchase Agreement dated as of March 4, 2014 (the “Existing Master Repurchase Agreement”), between IMPAC MORTGAGE CORP., a California corporation, with an address at 19500 Jamboree Road #400, Irvine, California 92612 (the “Seller”), and CUSTOMERS BANK, a Pennsylvania state-chartered bank, with an address at 99 Bridge Street, Phoenixville, Pennsylvania 19460 (the “Buyer”).

RECITALS

The Seller has requested the Buyer to agree to amend the Existing Master Repurchase Agreement as set forth in this Amendment.  The Buyer is willing to agree to such amendment, but only on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller and the Buyer hereby agree as follows:

ARTICLE I
DEFINITIONS

Definitions.  Unless otherwise indicated, capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Existing Master Repurchase Agreement.

ARTICLE II
AMENDMENT

1.                                      The following definitions contained in Section 1 (Definitions) of the Existing Master Repurchase Agreement are hereby deleted and replaced in their entirety by the following:

“Maximum Aggregate Purchase Price” means One Hundred Million and 00/100 Dollars ($100,000,000.00).

“Pricing Rate” for all Mortgage Loans except High LTV Mortgage Loans, Aged Mortgage Loans, Non QM Mortgage Loans, Restructured Mortgage Loans and Repurchased Mortgage Loans, means LIBOR plus:

(1)                                 3.375% with respect to Transactions from the Purchase Date to forty-four (44) days from the Purchase Date;

(2)                                 4.375% with respect to Transactions from the forty-fifth (45th) day to the seventy-fourth (74th) day from the Purchase Date;

(3)                                 5.375% with respect to Transactions from the seventy-fifth (75th) day from the Purchase Date and thereafter;

(4)                                 the rate determined in the sole discretion of Buyer with respect to any other Transactions so identified by Buyer in agreeing to enter into such Transaction.

“Pricing Rate” for all High LTV Mortgage Loans means LIBOR plus:

(1)                                 3.625% with respect to Transactions from the Purchase Date to forty-four (44) days from the Purchase Date;

(2)                                 4.625% with respect to Transactions from the forty-fifth (45th) day from the Purchase Date and thereafter;

(3)                                 the rate determined in the sole discretion of Buyer with respect to any other Transactions so identified by Buyer in agreeing to enter into such Transaction.

“Pricing Rate” for all Aged Mortgage Loans means LIBOR plus:

(1)                                 4.125% with respect to Transactions from the Purchase Date to forty-four (44) days from the Purchase Date;

(2)                                 5.125% with respect to Transactions from forty-fifth (45th) day to the seventy-fourth (74th) day from the Purchase Date;

(3)                                 6.125% with respect to Transactions from the seventy-fifth (75th) day from the Purchase Date and thereafter;

(4)                                 the rate determined in the sole discretion of Buyer with respect to any other Transactions so identified by Buyer in agreeing to enter into such Transaction.

“Pricing Rate” for all Non QM Mortgage Loans means LIBOR plus:

(1)                                 3.875% with respect to Transactions from the Purchase Date to forty-four (44) days from the Purchase Date;

(2)                                 4.875% with respect to Transactions from forty-fifth (45th) day from the Purchase Date and thereafter;

(3)                                 the rate determined in the sole discretion of Buyer with respect to any other Transactions so identified by Buyer in agreeing to enter into such Transaction.

“Pricing Rate” for all Repurchased Mortgage Loans, means LIBOR plus:

(1)                                 3.625% with respect to Transactions from the Purchase Date to forty-four (44) days from the Purchase Date;

(2)                                 4.625% with respect to Transactions from the forty-fifth (45th) day to the seventy-fourth (74th) day from the Purchase Date;

(3)                                 5.625% with respect to Transactions from the seventy-fifth (75th) from the Purchase Date and thereafter;

(4)                                 the rate determined in the sole discretion of Buyer with respect to any other Transactions so identified by Buyer in agreeing to enter into such Transaction.

“Pricing Rate” for all Restructured Mortgage Loans means LIBOR plus:

(1)                                 3.375% with respect to Transactions from the Purchase Date to forty-four (44) days from the Purchase Date;

(2)                                 4.375% with respect to Transactions from the forty-fifth (45th) day from the Purchase Date and thereafter.

(3)                                 the rate determined in the sole discretion of Buyer with respect to any other Transactions so identified by Buyer in agreeing to enter into such Transaction.

The Pricing Rate shall change in accordance with LIBOR.

“Purchase Price Percentage” means, with respect to each Mortgage Loan except High LTV Mortgage Loans, Non QM Mortgage Loans, Repurchased Mortgage Loans and Aged Mortgage Loans, ninety-eight percent (98%); for High LTV Mortgage Loans and Non QM Mortgage Loans, ninety-six (96%); for Aged Mortgage Loans, ninety-five percent (95%); and for Repurchased Mortgage Loans, eighty percent (80%).

“Repurchase Date” means the date on which Seller is to repurchase the Mortgage Loans from Buyer provided that in no event shall the Repurchase Date be in excess of, for all Mortgage Loans except High LTV Mortgage Loans, Non QM Mortgage Loans and Repurchased Mortgage Loans, ninety (90) days after the Purchase Date; for High LTV Mortgage Loans and Non QM Mortgage Loans, sixty (60) days after the Purchase Date; and for Repurchased Mortgage Loans, one hundred eighty (180) days after the Purchase Date.

“Termination Date” means June 19, 2015, or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

2.                                      The following new definition is hereby added to Section 1 (Definitions) of the Existing Master Repurchase Agreement:

“Non QM Mortgage Loan” means a Mortgage Loan that meets all the requirements of this Agreement except it does not meet the definition of “Qualified Mortgage” as that term is defined in the final rule titled “Ability to Repay and Qualified Mortgage Standards Under Truth-in-Lending Act” effective January 10, 2014.

3.                                      Section 2(b)(7) of the Existing Master Repurchase Agreement is hereby deleted and replaced in its entirety by the following:

(7)                                 Compliance with Applicable Laws.  Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, all applicable predatory and abusive lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, national security/anti-terror, qualified mortgage/ability to repay (except Non QM Mortgage Loans) or disclosure laws applicable to the origination and servicing of such Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and Seller shall maintain or shall cause its agent to maintain in its possession, available for the inspection of Buyer, and shall deliver to Buyer, upon five (5) Business Days’ prior request, evidence of compliance with all such requirements.

4.                                      Section 3(a) of the Existing Master Repurchase Agreement is hereby deleted and replaced in its entirety by the following:

(a)                                 Seller shall request a Transaction by submitting to Buyer via Electronic Transmission a Purchase Request by 4:00 p.m. Eastern Time on the Purchase Date.  Seller may, by paying Twenty Five and 00/100 Dollars ($25.00) (the “Same Day Funding Fee”), deliver to Buyer via Electronic Transmission a Purchase Request after 4:00 p.m. Eastern Time on the Purchase Date.  Buyer will use reasonable efforts to accommodate any such request but shall have no liability if it is unable to complete the Transaction on such day.  The Same Day Funding Fee shall only be payable if Buyer completes the Transaction on such day.  Buyer shall have the obligation to enter into Transactions up to the Maximum Aggregate Purchase Price.

In addition, Seller shall provide Buyer with credit information on the Mortgage Loan Obligor sufficient to enable Buyer to perform an independent credit analysis on Obligor, if Buyer decides to perform an independent credit analysis.  If Seller submits a substantial quantity of Transactions, Buyer may use sampling techniques to independently verify credit information of the Obligor.

If Buyer agrees to purchase such Mortgage Loan, then no later than the Purchase Date Buyer shall reflect on its computer system the Mortgage Loan as purchased (the “Confirmation”).

The Buyer shall provide Seller with limited on-line access to Buyer’s computer system for the purpose of Seller submitting Purchase Requests and viewing Confirmations.  Buyer shall provide Seller with instructions on how to access the computer system.

In the event Seller disagrees with any terms of the Confirmation, Seller shall immediately notify Buyer of such disagreement.  An objection by Seller must state specifically that it is an objection, must specify the provision(s) being objected to by Seller, must set forth such provision(s) in the manner that Seller believes they should be stated, and must be received by Buyer no more than one (1) Business Day after the Confirmation was received by Seller.

In connection with the sale of the Mortgage Loan to a Take-Out Investor, the Seller shall request the Buyer deliver to such Take-Out Investor the original Mortgage Note, and, in some cases, other documents contained in the Mortgage Loan file, along with a bailee letter instructing the Take-Out Investor to hold the original Mortgage Note and any other documents as bailee for the Buyer.  Prior to such delivery, Seller shall provide Buyer with a copy of the sale agreement, trade confirmation or similar document with such Take-Out Investor or letter of good standing from the Take-Out Investor.  As long as Seller meets the requirements contained in the prior two sentences, Buyer shall deliver such documents to the Take-Out Investor within one (1) Business Day of such request by Seller.  The bailee letter shall instruct the Take-Out Investor to send the sale proceeds to the Buyer’s collection account.  The Seller shall provide Buyer with a copy of the purchase advice from the Take-Out Investor and the Buyer shall match the purchase advice against the Repurchase Price due from Seller related to such Mortgage Loan.  Any excess proceeds shall be transferred to the Seller’s maintenance account at the Buyer and any shortfall shall be transferred from the Seller’s maintenance account to the Buyer’s collection account.  Upon receipt of the entire Repurchase Price, the Buyer’s interest in such Mortgage Loan shall be released.  The bailee letter shall provide, in the event the Take-Out Investor does not purchase a Mortgage Loan within thirty (30) Business Days of receipt of the original Mortgage Note, the Take-Out Investor shall immediately return to the Buyer such Mortgage Note and other documents it received related to such Mortgage Loan.

5.                                      Section 3(p) of the Existing Master Repurchase Agreement is hereby deleted and replaced in its entirety by the following:

(p)(1)                  For any Mortgage Loan except Repurchased Mortgage Loans, High LTV Mortgage Loans and Non QM Mortgage Loans, in the event the Repurchase Date does not occur within forty-five (45) days of the Purchase Date, Seller must immediately pay Buyer an amount equal to not less than ten percent (10%) of the Repurchase Price.  In the event the Repurchase Date does not occur within sixty (60) days of the Purchase Date, Seller must immediately pay Buyer an additional amount equal to not less than ten percent (10%) of the Repurchase Price.  In the event the Repurchase Date does not occur within seventy-five (75) days of the Purchase Date, Seller must immediately pay Buyer an additional amount equal to not less than ten percent (10%) of the Repurchase Price.  In the event the Repurchase Date does not occur within ninety (90) days of the Purchase Date, Seller must immediately pay Buyer the amount necessary to reduce the Repurchase Price to One Hundred and 00/100 Dollars.

(p)(2)                  For Non QM Mortgage Loans, in the event the Repurchase Date does not occur within thirty (30) days of the Purchase Date, Seller must immediately pay Buyer an amount equal to not less than twenty percent (20%) of the Repurchase Price.  In the event the Repurchase Date does not occur within sixty (60) days of the Purchase Date, Seller must immediately pay Buyer the amount necessary to reduce the Repurchase Price to One Hundred and 00/100 Dollars.

(p)(3)                  For High LTV Mortgages Loans, in the event the Repurchase Date does not occur within thirty (30) days of the Purchase Date, Seller must immediately pay Buyer an amount equal to not less than ten percent (10%) of the Repurchase Price.  In the event the Repurchase Date does not occur within forty-five (45) days of the Purchase Date, Seller must immediately pay Buyer an additional amount equal to not less than fifteen percent (15%) of the Repurchase Price.  In the event the Repurchase Date does not occur within sixty (60) days of the Purchase Date, Seller must immediately pay Buyer the amount necessary to reduce the Repurchase Price to One Hundred and 00/100 Dollars.

This Section 3(p) shall not apply to Repurchased Mortgage Loans.

6.                                      Section 3(r) of the Existing Master Repurchase Agreement is hereby deleted and replaced in its entirety by the following:

(r)                                    On a monthly basis the Buyer shall determine the Average Outstanding Balance during the preceding month.  If the Average Outstanding Balance is greater than Twenty Million and 00/100 Dollars ($20,000,000) but less than or equal to Thirty Million and 00/100 Dollars ($30,000,000), Buyer shall pay Seller a Price Differential rebate equal to the product of (i) such Average

Outstanding Balance, times (ii) 25 basis points (0.25%), divided by (iii) twelve (12).  If the Average Outstanding Balance is greater than Thirty Million and 00/100 Dollars ($30,000,000) but less than or equal to Fifty Five Million and 00/100 Dollars ($55,000,000), Buyer shall pay Seller a Price Differential rebate equal to the product of (i) such Average Outstanding Balance, times (ii) 37.5 basis points (0.375%), divided by (iii) twelve (12).  If the Average Outstanding Balance is greater than Fifty Five Million and 00/100 Dollars ($55,000,000 but less than or equal to Seventy Million and 00/100 Dollars ($70,000,000.00), Buyer shall pay Seller a Price Differential rebate equal to the product of (i) such Average Outstanding Balance, times (ii) 50 basis points (0.50%), divided by (iii) twelve (12).  If the Average Outstanding Balance is greater than Seventy Million and 00/100 ($70,000,000.00), Buyer shall pay Seller a Price Differential rebate equal to the product of (i) such Average Outstanding Balance, times (ii) 62.5 basis points (0.625%), divided by (iii) twelve (12).  Such rebate shall be paid by Buyer to Seller by the twentieth (20th) day of the month of such calculation.

7.                                      A new Section 5(b)(15) is hereby added to the Existing Master Repurchase Agreement as follows:

(15) The total outstanding principal balance of all Non-QM Mortgage Loans owned by Buyer after such purchase shall not exceed fifteen percent (15%) of the Maximum Aggregate Principal Balance.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

All representations and warranties contained in the Existing Master Repurchase Agreement are true and correct as of the date of this Amendment (except to the extent that any of such representations and warranties expressly relate to an earlier date).

ARTICLE IV
MISCELLANEOUS

1.                                      Ratification.  Except as expressly affected by the provisions hereof, the Existing Master Repurchase Agreement, as amended, shall remain in full force and effect in accordance with its terms and ratified and confirmed by the parties hereto.  On and after the date hereof, each reference in the Existing Master Repurchase Agreement to “the Agreement”, “hereunder”, “herein” or words of like import shall mean and be a reference to the Agreement as amended by this Amendment.

2.                                      Limited Scope.  This Amendment is specific to the circumstances described above and does not imply any future amendment or waiver of rights of the Buyer and the Seller under the Existing Master Repurchase Agreement.

3.                                      Severability.  Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.                                      Caption.  The captions in the Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

5.                                      Counterparts.  This Amendment may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

6.                                      Applicable Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

ATTEST:		CUSTOMERS BANK

By:	/s/ J. Christopher Black	By:	/s/ Glenn Hedde
Name:	J. Christopher Black	Name:	Glenn Hedde
Title:	Senior Vice President	Title:	President, Warehouse Lending

ATTEST:		IMPAC MORTGAGE CORP.

By:	/s/ Ron Morrison	By:	/s/ Todd Taylor
Name:	Ron Morrison	Name:	Todd Taylor
Title:	Executive Vice President & General Counsel	Title:	Chief Financial Officer

STATE OF CALIFORNIA

COUNTY OF

On this, the          day of May, 2014, before me, the undersigned officer, personally appeared Todd Taylor and Ron Morrison, who acknowledged themselves to be the Chief Financial Officer and Executive Vice President & General Counsel, respectively, of IMPAC Mortgage Corp., a corporation, and that they as Chief Financial Officer and Executive Vice President & General Counsel, being authorized to do so, executed the foregoing agreement for the purposes therein contained.

In witness whereof, I hereunto set my hand official seal.

Notary Public

Printed Name:

My Commission Expires:

Signature Page to Eleventh Amendment to Master Repurchase Agreement